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                                                                    EXHIBIT 21.1

                              SUBSIDIARIES OF REGISTRANT





  Subsidiaries                              Jurisdiction of Incorporation
  ------------                              -----------------------------
  Wavetek U.S. Inc. (1)(2)                  Delaware
  Wavetek Export Corporation (2)            U.S. Virgin Islands
  Wavetek (G.B.) Ltd. (1)(3)                United Kingdom
  Wavetek Ltd. (3)                          United Kingdom
  Wavetek S.A. (1)                          France
  Wavetek GmbH (1)(4)                       Germany
  Wavetek (Ges.mbH) (4)                     Austria
  Wavetek Asia-Pacific Pte. Ltd. (1)        Singapore
  Wavetek Hong Kong Ltd. (1)                Hong Kong

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(1) The Company owns all of the outstanding shares of Wavetek U.S. Inc.,
    Wavetek (G.B.) Ltd., Wavetek S.A., Wavetek GmbH, Wavetek Asia-Pacific Pte. Ltd. and Wavetek Hong Kong Ltd.

(2) Wavetek U.S. Inc. owns all of the outstanding shares of its subsidiary, Wavetek Export Corporation.

(3) Wavetek (G.B.) Ltd. owns all of the outstanding shares of its subsidiary, Wavetek Ltd.

(4) Wavetek GmbH owns all of the outstanding shares of its subsidiary, Wavetek (Ges.mbH).